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EXHIBIT 3.23

BYLAWS

OF

DANIEL J. HENKIN, INC.

ARTICLE I

MEETINGS OF SHAREHOLDERS

    SECTION 1.  ANNUAL MEETING—The annual meeting of Shareholders of this Corporation shall be held on the third Thursday of the third month following the close of the fiscal year of the Corporation, (or, if that day shall be a legal holiday, then on the next succeeding business day) at 2:00 p.m.

    SECTION 2.  SPECIAL MEETINGS—Special meetings of the Shareholders may be called by the President, and shall be called by the Secretary upon a request in writing therefor, delivered to the President or Secretary, signed by forty (40%) percent or more of the Directors or by Shareholders holding of record not less than one-fourth (1/4) of the issued and outstanding capital stock of the Corporation entitled to vote at any such special meeting. Any request for a special meeting of the Shareholders shall state the purpose or purposes of the proposed meeting, and such purpose or purposes shall be set forth in the notice of meeting. The business transacted at any such special meeting of Shareholders shall be limited to such purpose or purposes.

    SECTION 3.  PLACE OF MEETINGS—All meetings of Shareholders shall be held at the principal office of the Corporation in the State of Indiana, or at such other place, within or without the State of Indiana as shall be fixed, from time to time, by the Board of Directors.

    SECTION 4.  NOTICE OF MEETINGS—Notice of the time and place of every meeting of Shareholders shall be delivered or mailed at least ten (10) days before the date of the meeting to each Shareholder of record entitled to vote at the meeting, addressed to such Shareholder at the address shown on the records of the Corporation.

    SECTION 5.  WAIVER OF NOTICE—Any Shareholder may waive, in writing, notice of any Shareholders' meeting. Presence of a Shareholder, in person or by proxy, at any meeting of Shareholders, shall constitute a waiver of notice thereof on the part of such Shareholder.

    SECTION 6.  DATE OF DETERMINATION OF VOTING RIGHTS—The Board of Directors may fix a record date, not exceeding fifty (50) days prior to the date of any meeting of Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board of Directors to fix a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting. No shares shall be voted at any meeting upon which any installment is due and unpaid.

    SECTION 7.  VOTING BY PROXY—A Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. (For purposes of this section, a proxy granted by telegram by a Shareholder shall be deemed "executed in writing by the Shareholder.") No proxy shall be voted at any meeting of Shareholders unless the same shall be filed with the Secretary of the meeting at the commencement thereof. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

    SECTION 8.  VOTING LISTS—The Secretary or agent having charge of the stock transfer books shall make, at least five (5) days before each meeting of Shareholders at which one or more Directors are to be elected, a complete list of the Shareholders entitled to vote at such election, arranged in alphabetical order, with the address of each and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours for a period of five (5) days prior to such meeting. The list shall also be produced and kept open at the time and place of election and shall be subject to inspection by any Shareholder during the whole time of the meeting.

    SECTION 9.  QUORUM—At any meeting of Shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the Articles of Incorporation or these Bylaws. In case a quorum shall not be present at any meeting, the holders of record of a majority of such shares so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

    SECTION 10.  ACTION BY CONSENT—Any action required to be taken at a meeting of Shareholders, or any action which may be taken at a meeting of Shareholders, may be taken without a meeting but with the same effect as a unanimous vote at a meeting, action so taken, shall be signed by all Shareholders entitled to vote with respect thereto, and such consent is filed with the minutes of Shareholders' proceedings.

    SECTION 11.  ORDER OF BUSINESS—The order of business at annual meetings, and so far as applicable at all other meetings of Shareholders, shall be:

  1. Proof of due notice of meeting.
  2. Determination of quorum.
  3. Reading and approval of minutes of prior meeting.
  4. Reports of officers and committees.
  5. Unfinished business.
  6. New business.
  7. Election of directors.
  8. Adjournment.

ARTICLE II

BOARD OF DIRECTORS

    SECTION 1.  DUTIES AND QUALIFICATIONS—The business and affairs of the Corporation shall be managed by the Board of Directors, none of whom need be Shareholders of the Corporation.

    SECTION 2.  NUMBER AND TERMS OF OFFICE—The number of Directors of the Corporation shall be two (2). Each Director shall be elected by a majority of votes cast at the annual meeting of Shareholders to serve until the next annual meeting of Shareholders and until his successor shall have been duly elected and qualified. Directors need not be Shareholders.

    SECTION 3.  ANNUAL MEETINGS—Unless otherwise agreed upon, the Board of Directors shall meet immediately following the annual meeting of the Shareholders, where the Shareholders met, for the purpose of election of officers of the Corporation and consideration of any other business which may be brought before the meeting. No notice shall be necessary for the holding of the annual meeting.

    SECTION 4.  OTHER MEETINGS—Meetings of the Board of Directors shall be held at such place within or without the State of Indiana as may be from time to time fixed by resolution of the Board of Directors or as specified in the call of any meeting. Regular meetings of the Board of Directors may be held, without notice, at such time as may from time to time be fixed by resolution of the Board. Special meetings of the Board of Directors may be held at any time upon the call of the

President or at least forty (40%) percent of the members of the Board of Directors. Notice of the time and place of each such special meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, not later than the second day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable or wireless to be delivered personally or by telephone, not later than six o'clock in the afternoon of the day before the day on which such meeting is to be held. Special meetings may be held without notice if all of the Directors are present or if all of those not present waive notice of the meeting by telegram or in writing. Notices or waivers of notice of any meeting of the Board need not set forth the purpose or purposes of the meeting except in the case of special meetings of the Board.

    SECTION 5.  VACANCIES—Any vacancy in the Board of Directors caused by death, resignation, incapacity or increase in the number of Directors may be filled by a majority vote of all the remaining members of the Board of Directors. Shareholders shall be notified of any increase in the number of Directors and the name, address, and principal occupation of any Director elected by the Board to fill any vacancy in the next mailing sent to the Shareholders following any such increase or election. Vacancies on the Board of Directors occasioned by removal of a Director shall be filled by a vote of the Shareholders entitled to vote thereon at an annual or special meeting thereof. A Director elected to fill a vacancy shall hold office until the next annual or special meeting of Shareholders and until his successor shall be elected and qualified.

    SECTION 6.  RESIGNATIONS—Any Director or officer may resign at any time in writing to be effective at the time specified therein, and if no time be specified, at the time of its receipt by either the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

    SECTION 7.  QUORUM—A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

    SECTION 8.  ACTION BY CONSENT—Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of proceedings of the Board.

    SECTION 9.  PARTICIPATION BY TELEPHONE—A member of the Board of Directors or of a committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

ARTICLE III

OFFICERS

    SECTION 1.  OFFICERS AND QUALIFICATION THEREFOR—The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such assistant officers as the Board of Directors shall designate. The President shall be chosen from among the Director. Any two or more offices may be held by the same person.

    SECTION 2.  TERMS OF OFFICE—Each officer of the Corporation shall be elected annually by the Board of Directors at its annual meeting and shall hold office for a term of one year and until his successors shall be duly elected and qualified.

    SECTION 3.  VACANCIES—Whenever any vacancies shall occur in any of the offices of the Corporation for any reason, the same may be filled by the Board of Director at any meeting thereof, and any officer so elected shall hold office until the next annual meeting of the Board of Directors and until his successor shall be duly elected and qualified.

    SECTION 4.  REMOVAL—Any officer of the Corporation may be removed, with or without cause, by the Board of Directors whenever a majority of such Board shall vote in favor of such removal.

    SECTION 5.  PRESIDENT—Subject to the general control of the Board of Directors, the President shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual functions of the chief executive officer of a Corporation. He shall preside at all meetings of Shareholders and Directors and shall have such other powers and duties as these Bylaws or the Board of Directors may prescribe.

    SECTION 6.  VICE PRESIDENTS—The Vice Presidents, in the order designated by the President or the Board of Directors, shall have all powers of, and perform all the duties incumbent upon, the President during his absence or disability and shall have such other powers and duties as these Bylaws or the President or the Board of Directors may prescribe.

    SECTION 7.  SECRETARY—The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and keep, or cause to be kept, a true and complete record of the proceedings of such meetings, and he shall perform a like duty, when required, for all standing committees appointed by the Board of Directors. If required, he shall attest the execution by the Corporation of deeds, leases, agreements and other official documents and perform such additional duties as may be assigned by the President or the Board of Directors. He shall give all notices required by law or by these Bylaws and, in case of his absence, negligence or refusal so to do, any notice may be given by a person so directed by the President or by the requisite number of Directors or Shareholders upon whose request the meeting is called as provided by these Bylaws.

    SECTION 8.  TREASURER—The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall have charge and custody of, and be responsible for, all funds, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall deposit, or cause to be deposited, all funds of the Corporation with such depositaries as the Board of Directors shall designate. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and in general shall perform all duties pertaining to the office of Treasurer and such other duties as these Bylaws or the Board of Directors may prescribe.

    SECTION 9.  ASSISTANT OFFICERS—The Board of Directors may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these Bylaws or the Board of Directors may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

ARTICLE IV

MISCELLANEOUS PROVISIONS

    SECTION 1.  CERTIFICATES OF STOCK—The certificates for shares of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and be signed by the President or a Vice President and by the Secretary.

    SECTION 2.  LOST OR DESTROYED CERTIFICATES—The holders of any shares of the stock of the Corporation or of any certificates representing warrants, debentures or otherwise shall immediately notify the Corporation of any loss or destruction of such certificates. The President or Vice President and the Secretary may issue a new certificate in the place of a lost or destroyed certificate if the owner of such lost or destroyed certificate shall have delivered to the Corporation an affidavit of loss and bond in such form as such officers may require, and with such surety or sureties as may be satisfactory to such officers, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

    SECTION 3.  PROXIES—Unless otherwise provided by resolution of the Board of Directors, the President may appoint an attorney(s) or agent(s) of the Corporation in its name and on its behalf to cast the votes which the Corporation may be entitled to cast as a Shareholder or otherwise in any other Corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation, or to consent in writing to any action by such other Corporation. Unless otherwise ordered by the Board of Directors, the President, or any other person designated by him for the purpose, shall have the full power and authority, on behalf of the Corporation, to attend and to act and to vote at any meetings of the Shareholders of any Corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and which the owner thereof might have possessed and exercised if present.

    SECTION 4.  CORPORATE SEAL—The Corporation shall have no seal.

    SECTION 5.  FISCAL YEAR—The initial fiscal year of the Corporation shall end on the last day of any month for such period not exceeding twelve (12) months from the inception of business as the Board of Directors shall determine, and each subsequent fiscal year shall consist of the ensuing twelve (12) months.

    SECTION 6.  INDEMNIFICATION—Any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified, saved harmless and defended by the Corporation against expenses, including attorneys' fees, reasonably incurred by him (and not covered by insurance) in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity or arising out of his status as such, except in relation to matters as to which he is adjudged in such action, suit or proceeding, civil or criminal, to be liable for negligence or misconduct in the performance of his duties to the Corporation. The Corporation may also reimburse any such Director, officer, employee or agent past or present, for the reasonable cost of settlement of any such action, suit or proceeding if it shall be found by a majority of the Directors not involved in the matter in controversy (whether or not a quorum) that it is or was to the best interests of the Corporation that such settlement be made and that such Director or officer was not guilty of negligence or misconduct in the performance of his duties to the Corporation. Provided, however, that such indemnification and reimbursement shall not.be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, Bylaws, resolution or other authorization heretofore or hereafter adopted after notice by a majority vote of all the voting shares then issued and outstanding; and provided further that expenses incurred in defending any action, suit, or proceeding, civil or criminal, may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding notwithstanding any provisions to the contrary upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the amount paid by the Corporation if it shall ultimately be determined that the director, officer, employee, or agent is not entitled to indemnification as provided in this section.

    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise for which he served as such at the request of the Corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions herein.

    SECTION 7.  AMENDMENTS—These Bylaws may be amended, supplemented or revoked at any meeting of the Board of Directors by the affirmative vote of a majority of the members of the Board of Directors.

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  EXHIBIT 3.23
BYLAWS OF DANIEL J. HENKIN, INC.
ARTICLE I MEETINGS OF SHAREHOLDERS
ARTICLE II BOARD OF DIRECTORS
ARTICLE III OFFICERS
ARTICLE IV MISCELLANEOUS PROVISIONS